UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2011

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

(650) 480-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Openwave Systems Inc. (the “Company”) with the U.S. Securities and Exchange Commission on December 5, 2011 (the “Original Form 8-K”). The Original Form 8-K reported the results of matters voted upon at the Company’s Annual Meeting of Stockholders held on December 1, 2011 (the “Annual Meeting”). The sole purpose of this amendment is to disclose the Company’s decision on the frequency of future stockholder advisory votes on executive compensation. No other changes have been made to the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, pursuant to Proposal 4, the majority of stockholders voted, in a non-binding, advisory vote, that future stockholder advisory votes on the compensation of the Company’s named executive officers be held every year.

In light of this result and other factors considered, the Company’s Board of Directors determined at the Board of Directors meeting held on January 26, 2012 that the Company will hold future stockholder advisory votes on executive compensation on an annual basis. The next stockholder advisory vote regarding the frequency of future advisory votes on executive compensation is required to occur no later than the Company’s 2017 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Openwave Systems Inc.

By:	/s/ Elizabeth K. Rushforth
	Name:	Elizabeth K. Rushforth
	Title:	VP and General Counsel

Dated: January 30, 2012